EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-157954, 333-142042, 333-131501 and 333-117560) of Zap and subsidiaries of our report dated April 16, 2012, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Friedman LLP

April 16, 2012

East Hanover, New Jersey